

<ARTICLE>                     5
<LEGEND>
This  schedule   containes   summary   financial   information   extracted  from
Consolidated  Balance  Sheets  as of  September  30,  1998 and the  Consolidated
Statements  of Operations  for the three months and nine months ended  September
30, 1998 as qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                                  9-MOS
<FISCAL-YEAR-END>                              DEC-31-1998
<PERIOD-END>                                   SEP-30-1998
<CASH>                                            57,466
<SECURITIES>                                           0
<RECEIVABLES>                                    108,439
<ALLOWANCES>                                           0
<INVENTORY>                                       16,348
<CURRENT-ASSETS>                                 280,531 <F1>
<PP&E>                                            27,476
<DEPRECIATION>                                   (18,078)
<TOTAL-ASSETS>                                   394,416 <F2>
<CURRENT-LIABILITIES>                            200,973
<BONDS>                                           98,152
<PREFERRED-MANDATORY>                             32,562
<PREFERRED>                                          100
<COMMON>                                           5,506
<OTHER-SE>                                             0
<TOTAL-LIABILITY-AND-EQUITY>                     394,416 <F3>
<SALES>                                                0
<TOTAL-REVENUES>                                 758,879
<CGS>                                                  0
<TOTAL-COSTS>                                    721,358
<OTHER-EXPENSES>                                    (829)
<LOSS-PROVISION>                                       0
<INTEREST-EXPENSE>                                (6,341)
<INCOME-PRETAX>                                    9,850 <F4>
<INCOME-TAX>                                         780
<INCOME-CONTINUING>                                9,070
<DISCONTINUED>                                         0
<EXTRAORDINARY>                                        0
<CHANGES>                                              0
<NET-INCOME>                                       9,070
<EPS-PRIMARY>                                        .88
<EPS-DILUTED>                                        .88

<F1> Includes Equity in Construction Joint Ventures of $71,330, Unbilled Work of
     $21,121, and Other Short-Term Assets of $5,827, not currently reflected in this tag list.

<F2> Includes  investments  in and  advances  to Real Estate  Joint  Ventures of
     $85,600, Land Held for Sale or Development of $14,656, and Other Long-Term Assets of $4,231, not currently reflected in this tag list.

<F3> Includes Deferred Income Taxes and Other  Liabilities of $12,300,  Minority
     Interest of $1,064, Paid-In Surplus of $50,728, Retained Deficit of $(6,224), ESOT Related Obligations of $(1,501), Treasury Stock of $(1,477), and Stock Purchase Warrants of $2,233.


<F4> Includes  General,  Administrative  and Selling Expenses of $(20,501),  not
     currently reflected on this tag list.

